Execution Version SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT between MAGELLAN PETROLEUM CORPORATION and ONE STONE HOLDINGS II LP dated as of May 10, 2013 US 1835333v.12

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS Section 1.01 Definitions ....................................................................................................... 1 Section 1.02 Accounting Procedures and Interpretation ........................................................ 7 ARTICLE II AGREEMENT TO SELL AND PURCHASE Section 2.01 Sale and Purchase............................................................................................. 7 Section 2.02 Closing............................................................................................................. 7 Section 2.03 Corporation Closing Deliverables ..................................................................... 7 Section 2.04 Purchaser Closing Deliverables ........................................................................ 9 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE CORPORATION Section 3.01 Formation and Qualification ............................................................................. 9 Section 3.02 Ownership of Subsidiaries ................................................................................ 9 Section 3.03 No Other Subsidiaries .................................................................................... 10 Section 3.04 Authorization; Enforceability; Valid Issuance ................................................ 10 Section 3.05 No Preemptive Rights, Registration Rights or Options ................................... 11 Section 3.06 Capitalization ................................................................................................. 11 Section 3.07 No Breach ...................................................................................................... 11 Section 3.08 No Approvals ................................................................................................. 12 Section 3.09 No Default ..................................................................................................... 12 Section 3.10 Corporate Records .......................................................................................... 12 Section 3.11 Corporation SEC Documents; Corporation Financial Statements .................... 12 Section 3.12 Books and Records; Sarbanes-Oxley Compliance .......................................... 13 Section 3.13 No Material Adverse Change ......................................................................... 14 Section 3.14 Title to Real Property ..................................................................................... 14 Section 3.15 Reserve Engineers; Reserve Estimates ........................................................... 15 Section 3.16 Insurance ........................................................................................................ 15 Section 3.17 Litigation ....................................................................................................... 15 Section 3.18 Employee Matters .......................................................................................... 15 Section 3.19 Tax Returns .................................................................................................... 16 Section 3.20 Environmental Compliance ............................................................................ 16 Section 3.21 Permits ........................................................................................................... 17 Section 3.22 Foreign Corrupt Practices Act; Money Laundering ......................................... 17 Section 3.23 NASDAQ Listing ........................................................................................... 17 Section 3.24 Related Party Transactions ............................................................................. 18 Section 3.25 Business Combinations .................................................................................. 18 Section 3.26 Investment Company...................................................................................... 18 Section 3.27 Certain Fees ................................................................................................... 18 Section 3.28 Form S-3 Eligibility ....................................................................................... 18

ii Section 3.29 Private Placement ........................................................................................... 18 Section 3.30 Required Stock Vote ...................................................................................... 18 Section 3.31 Exclusivity of Representations ....................................................................... 18 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER Section 4.01 Existence ........................................................................................................ 19 Section 4.02 Authorization; Enforceability ......................................................................... 19 Section 4.03 No Breach ...................................................................................................... 19 Section 4.04 Certain Fees ................................................................................................... 19 Section 4.05 Unregistered Securities................................................................................... 19 Section 4.06 Short Selling .................................................................................................. 21 Section 4.07 Exclusivity of Representations ....................................................................... 21 ARTICLE V COVENANTS Section 5.01 Stockholder Vote with Respect to Conversion ................................................ 21 Section 5.02 Standstill Obligation ....................................................................................... 22 Section 5.03 Section 16(b) Matters ..................................................................................... 23 Section 5.04 Further Assurances; NASDAQ Listing ........................................................... 23 ARTICLE VI INDEMNIFICATION, COSTS AND EXPENSES Section 6.01 Indemnification by the Corporation ................................................................ 24 Section 6.02 Indemnification by the Purchaser ................................................................... 24 Section 6.03 Indemnification Procedure ............................................................................. 25 Section 6.04 Limits on Indemnification .............................................................................. 26 Section 6.05 Tax Matters .................................................................................................... 27 ARTICLE VII MISCELLANEOUS Section 7.01 Fees and Expenses ......................................................................................... 27 Section 7.02 Interpretation .................................................................................................. 27 Section 7.03 Survival of Provisions .................................................................................... 28 Section 7.04 No Waiver; Modifications in Writing ............................................................. 28 Section 7.05 Binding Effect; Assignment ........................................................................... 29 Section 7.06 Communications ............................................................................................ 29 Section 7.07 Entire Agreement ........................................................................................... 30 Section 7.08 Governing Law; Submission to Jurisdiction ................................................... 30 Section 7.09 Waiver of Jury Trial ....................................................................................... 31 Section 7.10 Execution in Counterparts .............................................................................. 31 ARTICLE VIII CLOSING CONDITIONS Section 8.01 Conditions to the Purchaser’s Obligations at Closing...................................... 31 Section 8.02 Conditions to the Corporation’s Obligations at Closing .................................. 32

iii ARTICLE IX TERMINATION Section 9.01 Termination of the Agreement Prior to Closing .............................................. 33 Section 9.02 Effect of Termination Prior to Closing ........................................................... 33 EXHIBITS, ANNEXES AND SCHEDULES Exhibit A – Form of Certificate of Designations Exhibit B – Form of Registration Rights Agreement Exhibit C – Form of Director Indemnification Agreement Exhibit D – Form of Opinion of Counsel for the Corporation Annex I – Corporation Domestic Entities Annex II – Corporation Foreign Entities Schedule 3.01 – Foreign Qualifications Schedule 3.02 – Ownership of Subsidiaries Schedule 3.05 – No Preemptive Rights, Registration Rights or Options Schedule 3.06 – Capitalization Schedule 3.11(b) – Internal Accounting Controls Schedule 3.11(c) – Auditors Reports and Accounting Management Letters Schedule 3.15 – Reserve Estimates Schedule 3.17 – Litigation Schedule 3.18 – Employee Matters Schedule 3.20 – Environmental Compliance Schedule 3.21 – Permits Schedule 3.23 – NASDAQ Listing Schedule 3.24 – Related Party Transactions Schedule 3.27 – Certain Fees Schedule 7.01 – Fees and Expenses

1 SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 10, 2013 by and between Magellan Petroleum Corporation, a Delaware corporation (the “Corporation”), and One Stone Holdings II LP, a Delaware limited partnership (the “Purchaser”). RECITALS WHEREAS, immediately prior to the Closing (as defined below), the Corporation shall have created from the fifty million (50,000,000) shares of preferred stock, par value $0.01 per share, authorized to be issued by the Corporation pursuant to the Certificate of Incorporation, a series of shares of preferred stock designated as “Series A Convertible Preferred Stock”, par value $0.01 per share (the “Preferred Stock”) having the rights, preferences and privileges set forth in the Certificate of Designations of Series A Convertible Preferred Stock of the Corporation in the form attached hereto as Exhibit A (the “Certificate of Designations”); and WHEREAS, at the Closing, the Corporation desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Corporation, 19,239,734 shares of Preferred Stock (the “Purchased Stock”) upon the terms and subject to the conditions set forth in this Agreement. AGREEMENTS NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings: “Affiliate” shall mean, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that “Affiliate” shall not be deemed to include any portfolio company in which the Purchaser or any of its investment fund Affiliates have made a debt or equity investment. “Agreement” shall have the meaning set forth in the preamble to this Agreement.

2 “Allen & Crouch” shall have the meaning set forth in Section 3.15. “Basket” shall have the meaning set forth in Section 6.04(a)(ii). “Board of Directors” shall mean the board of directors of the Corporation. “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close. “Bylaws” shall mean the bylaws of the Corporation, as amended from time to time prior to the date hereof and as further amended or restated from time to time. “Certificate of Designations” shall have the meaning set forth in the recitals to this Agreement. “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Corporation, as amended from time to time prior to the date hereof, as modified by the Certificate of Designations and as further amended or restated from time to time in accordance with applicable law and the Certificate of Designations. “Closing” shall have the meaning set forth in Section 2.02. “Closing Date” shall have the meaning set forth in Section 2.02. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation. “Contract” shall mean any contract, agreement, indenture, note, bond, mortgage, deed of trust, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral. “Conversion Stock” shall mean the Common Stock issuable upon conversion of the Purchased Stock in accordance with the Transaction Documents. “Corporation” shall have the meaning set forth in the preamble to this Agreement. “Corporation Domestic Entities” shall mean, collectively, the entities listed on Annex I to this Agreement. “Corporation Entities” shall mean the Corporation Domestic Entities and the Corporation Foreign Entities. “Corporation Entity Organizational Documents” shall mean the articles or certificate of incorporation, formation or organization, as the case may be, bylaws, limited liability company agreement, limited partnership agreement and other similar organizational documents,

3 as the case may be, of each of the Corporation Entities other than the Corporation, each as amended to date. “Corporation Financial Statements” shall have the meaning set forth in Section 3.11(a). “Corporation Foreign Entities” shall mean, collectively, the entities listed on Annex II to this Agreement. “Corporation Indemnified Liabilities” shall have the meaning set forth in Section 6.01. “Corporation Organizational Documents” shall mean the Certificate of Incorporation and the Bylaws. “Corporation Related Parties” shall have the meaning set forth in Section 6.02. “Corporation SEC Documents” shall have the meaning set forth in Section 3.11(a). “De Minimis Amount” shall have the meaning set forth in Section 6.04(a)(i). “Director Indemnification Agreement” shall mean an Indemnification Agreement dated as of the Closing Date, by and between the Corporation and each of the Purchaser’s designees to the Board of Directors, in the form attached hereto as Exhibit C. “Environmental Law” shall mean any Law, Environmental Permit, and other legally enforceable requirements applicable to the Corporation Entities or the operation of their business in any way relating to the protection of human health and safety (to the extent such health or safety relate to exposure to Hazardous Materials), the environment and natural resources (including, without limitation, any natural resource damages, any generation, manufacture, processing, use, storage, treatment, disposal, release, threatened release, discharge, or emission of Hazardous Materials into the environment, and any exposure to Hazardous Materials), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Occupational Safety and Health Act (29 C.F.R. part 24 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.). “Environmental Permits” shall mean all permits, approvals, identification numbers, registrations, consents, licenses, exemptions, variances and authorizations required under or issued pursuant to any applicable Environmental Law. “Equity Securities” shall mean any capital stock of the Corporation (including the Common Stock and the Preferred Stock) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, any capital stock of the Corporation (including the Common Stock and the Preferred Stock).

4 “ERISA” shall have the meaning set forth in Section 3.18(a). “ERISA Affiliate” shall have the meaning set forth in Section 3.18(a). “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “FCPA” shall have the meaning set forth in Section 3.22. “GAAP” shall mean generally accepted accounting principles in the United States of America as of the date hereof. “Governmental Authority” shall mean, with respect to a particular Person, any state, county, city and political subdivision of the United States in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Corporation shall mean a Governmental Authority having jurisdiction over the Corporation, its Subsidiaries or any of their respective Properties. “Hazardous Material” shall mean any substance regulated by or as to which liability might arise under any applicable Environmental Law including any: (a) chemical, product, material, substance or waste defined as “hazardous substance”, “hazardous material”, “hazardous waste”, “restricted hazardous waste”, “extremely hazardous waste”, “solid waste”, “toxic waste”, “extremely hazardous substance”, “toxic substance”, “toxic pollutant”, “contaminant”, “pollutant” or words of similar meaning or import found in any applicable Environmental Law; (b) petroleum hydrocarbons, petrochemical or petroleum products, petroleum substances, natural gas and crude oil or any components, fractions or derivatives thereof; and (c) asbestos containing materials, polychlorinated biphenyls, urea formaldehyde foam insulation, or radon gas. “Indemnified Party” shall have the meaning set forth in Section 6.03(b). “Indemnifying Party” shall have the meaning set forth in Section 6.03(b). “Knowledge of the Corporation” shall mean the actual knowledge of any of J. Thomas Wilson, Antoine Lafargue or C. Mark Brannum, in each case after reasonable investigation. “Law” shall mean any applicable federal, state or local order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation. “Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For purposes of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a

5 financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing. “Material Adverse Effect” shall mean any material and adverse effect on (a) the assets, liabilities, financial condition, business, results of operations or affairs of the Corporation Entities, taken as a whole, or (b) the ability of the Corporation to timely consummate the transactions contemplated by any Transaction Document to which it is a party or perform its obligations thereunder; provided, however, that any such material and adverse effect resulting or arising from or relating to any change, development, occurrence or event generally affecting the businesses or industries in which the Corporation Entities operate in the United States shall not be considered when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur (except if such change, development, occurrence or event disproportionately and adversely impacts the assets, liabilities, financial condition, business, results of operations or affairs of the Corporation Entities, taken as a whole, compared to that or those, as applicable, of companies in the industry in which the Corporation Entities operate in the United States). “Money Laundering Laws” shall have the meaning set forth in Section 3.22. “NASDAQ” shall mean the NASDAQ Stock Market. “Oil and Gas Interests” shall have the meaning set forth in Section 3.14. “Organizational Documents” shall mean, collectively, the Corporation Organizational Documents and the Corporation Entity Organizational Documents, each as amended to date. “Permits” shall have the meaning set forth in Section 3.21. “Permitted Liens” shall have the meaning set forth in Section 3.14. “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, Governmental Authority or any agency or political subdivision thereof. “Preferred Stock” shall have the meaning set forth in the recitals to this Agreement. “Property” or “Properties” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights). “Proposal” shall have the meaning set forth in Section 5.01(a). “Purchase Price” shall mean $23,501,216.00. “Purchased Stock” shall have the meaning set forth in the recitals to this Agreement. “Purchaser” shall have the meaning set forth in the preamble to this Agreement.

6 “Purchaser Indemnified Liabilities” shall have the meaning set forth in Section 6.02. “Purchaser Related Parties” shall have the meaning set forth in Section 6.01. “Registration Rights Agreement” shall mean the Registration Rights Agreement dated as of the Closing Date, by and between the Corporation and the Purchaser, in the form attached hereto as Exhibit B. “Representatives” shall mean, with respect to a specified Person, the officers, directors, managers, employees, agents, counsel, accountants, investment bankers, and other representatives of such Person and, when used with respect to the Purchaser, also includes the Purchaser’s direct and indirect stockholders, partners, members, subsidiaries, parent companies and other Affiliates. “Sales Transaction” shall have the meaning set forth in Section 5.02(b). “SEC” shall mean the United States Securities and Exchange Commission. “Securities” shall have the meaning set forth in Section 5.02(a)(i). “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non- U.S. broker dealers or foreign regulated brokers. “Significant Event” shall mean the entry by the Corporation into an agreement providing for a sale of all or substantially all of the Corporation’s assets or a merger or other business combination transaction that will result in the Corporation’s then current Stockholders owning less than 50% of the outstanding Equity Securities of the combined Person following such sale, merger or other business combination transaction. “Standstill Termination Date” shall have the meaning set forth in Section 5.02(a). “Stockholders” shall mean the holders of Common Stock. “Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or manager; (b) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes.

7 “Third Party Claim” shall have the meaning set forth in Section 6.03(b). “Transaction Documents” shall mean, collectively, this Agreement, the Certificate of Designations and the Registration Rights Agreement. Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchaser under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q promulgated by the SEC) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. ARTICLE II AGREEMENT TO SELL AND PURCHASE Section 2.01 Sale and Purchase. Pursuant to the terms of this Agreement, at the Closing: (a) the Corporation hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Corporation, the Purchased Stock; and (b) as consideration for the issuance and sale of the Purchased Stock to the Purchaser, the Purchaser hereby agrees to pay the Corporation the Purchase Price. Section 2.02 Closing. Pursuant to the terms of this Agreement, the consummation of the purchase and sale of the Purchased Stock hereunder (the “Closing”) shall take place on the latest to occur of (a) May 15, 2013, (b) the next Business Day following the fulfillment or waiver of the last condition in Article VIII to be fulfilled or waived (other than those conditions in Article VIII to be fulfilled on the Closing Date) or (c) such other date as may be mutually agreed by the Corporation and the Purchaser (any such date, the “Closing Date”). The Closing under this Agreement shall take place at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002. The parties to this Agreement agree that the Closing may occur via delivery of electronic copies of the Transaction Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties to this Agreement at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken. Section 2.03 Corporation Closing Deliverables. Upon the terms and subject to the conditions of this Agreement, at or prior to the Closing, the Corporation shall deliver (or cause to be delivered) to the Purchaser each of the following: (a) a certificate or certificates (bearing the legend set forth in the Certificate of Designations) representing the Purchased Stock and meeting the requirements of the Corporation Organizational Documents, registered in such name(s) as the Purchaser has designated (which shall be limited to Purchaser and its Affiliates);

8 (b) a certificate of the Secretary or Assistant Secretary of the Corporation dated as of the Closing Date, certifying as to and attaching: (i) the Certificate of Incorporation, as filed with the Delaware Secretary of State, (ii) the Bylaws, (iii) resolutions of the Board of Directors authorizing and approving the Transaction Documents and the transactions contemplated thereby, including (A) the issuance of the Purchased Stock to the Purchaser, (B) the amendment of Article III, Section 1(a) of the Bylaws to clarify that the Purchaser’s designees to the Board of Directors shall not be classified pursuant to such section, and (C) the appointment of the Purchaser’s designees to the Board of Directors as contemplated by the Certificate of Designations, in each case as of the Closing, and (iv) the incumbency of the officers executing the Transaction Documents; (c) copies of the certificate or articles of incorporation, formation or organization or other similar organizational document, as the case may be, and all amendments thereto, of each of the Corporation Entities, certified by the Secretary of State or other similar official of its jurisdiction of incorporation, formation or organization, each dated as of a recent date; (d) certificates issued by the Secretary of State or other similar official of the jurisdiction of incorporation, formation or organization, as the case may be, of each of the Corporation Domestic Entities evidencing that such Corporation Domestic Entity is validly in existence and in good standing, each dated as of a recent date; (e) certificates issued by the Secretary of State or other similar official in each of the jurisdictions listed on Schedule 3.01 evidencing the qualification and good standing of each of the Corporation Entities as a foreign limited liability company, foreign limited partnership, foreign corporation or other foreign Person, as the case may be, each dated as of a recent date to the extent available with respect to the Corporation Foreign Entities; (f) the Certificate of Designations, which shall have been duly executed by the Corporation and filed with the Delaware Secretary of State; (g) the Registration Rights Agreement, which shall have been duly executed by the Corporation; (h) a Director Indemnification Agreement in favor of each of the Purchaser’s designees to the Board of Directors, which shall have been duly executed by the Corporation; (i) a written opinion of outside counsel for the Corporation in the form attached hereto as Exhibit D; and (j) an annual budget for the Corporation and its Subsidiaries for the 2013 fiscal year, together with a schedule detailing the anticipated use of proceeds of the Purchase Price. Notwithstanding anything to the contrary contained in this Agreement, in the event that the other conditions to the Corporation’s obligation to consummate the transactions contemplated by this Agreement have been fulfilled or waived pursuant to Section 8.02, the Corporation hereby agrees to deliver or cause to be delivered, and not to unreasonably withhold or cause to be withheld or to delay or cause to be delayed the delivery of, each of the items contemplated by this Section 2.03.

9 Section 2.04 Purchaser Closing Deliverables. Upon the terms and subject to the conditions of this Agreement, at or prior to the Closing, the Purchaser shall deliver (or cause to be delivered) to the Corporation each of the following: (a) the Purchase Price in immediately available funds; (b) the Registration Rights Agreement, which shall have been duly executed by the Purchaser; and (c) a Director Indemnification Agreement in favor of each of the Purchaser’s designees to the Board of Directors, which shall have been duly executed by each such designee. Notwithstanding anything to the contrary contained in this Agreement, in the event that the other conditions to the Purchaser’s obligation to consummate the transactions contemplated by this Agreement have been fulfilled or waived pursuant to Section 8.01, the Purchaser hereby agrees to deliver or cause to be delivered, and not to unreasonably withhold or cause to be withheld or to delay or cause to be delayed the delivery of, each of the items contemplated by this Section 2.04. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE CORPORATION The Corporation represents and warrants to the Purchaser, on and as of the date of this Agreement and as of the Closing Date, as follows: Section 3.01 Formation and Qualification. (a) Each of the Corporation Entities has been duly incorporated, formed or otherwise organized, as the case may be, is validly existing and is in good standing under the Laws of its jurisdiction of incorporation, formation or organization. (b) Each of the Corporation Entities is duly registered or qualified to do business and is in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, which jurisdictions are listed on Schedule 3.01, except where the failure to be in good standing or to register or qualify, in each case as a foreign entity, would not reasonably be expected to have a Material Adverse Effect, in each case with respect to the Corporation Foreign Entities to the extent such concepts apply under applicable Law. (c) Each of the Corporation Entities has all requisite organizational power and authority necessary to own or lease its Properties currently owned or leased and to conduct its business as currently conducted. Section 3.02 Ownership of Subsidiaries. Schedule 3.02 sets forth a true and complete list that accurately reflects all of the owners of the issued and outstanding Equity Securities of each of the Corporation Entities other than the Corporation and all such Equity Securities owned by each such owner. Such Equity Securities have been duly authorized and validly issued and are fully paid and non-assessable, were not issued in violation of, and are not subject to, any

10 preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person and are owned by the respective owner thereof set forth on Schedule 3.02 free and clear of all Liens and restrictions on transfer, in each case other than restrictions on transfer that may be imposed by applicable Law or the Corporation Entity Organizational Documents or as set forth on Schedule 3.02. No such Equity Securities have been offered, issued, sold or transferred by the Corporation in violation of any applicable Laws, including the Securities Act. There are no Equity Securities of any of the Corporation Entities other than the Corporation issued or outstanding other than as set forth on Schedule 3.02. Section 3.03 No Other Subsidiaries. Other than the Equity Securities of the Corporation Entities other than the Corporation, the Corporation does not own, directly or indirectly, any equity or long-term debt securities of any other Person that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act. Section 3.04 Authorization; Enforceability; Valid Issuance. (a) The Corporation has all requisite corporate power and authority to issue and sell the Purchased Stock, in accordance with and upon the terms and conditions set forth in the Transaction Documents, and no further corporate consent or authorization is required. (b) The Transaction Documents to which the Corporation is a party have been or will be duly authorized and validly executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the Purchaser or its Affiliate, as applicable (if either the Purchaser or its Affiliate is a party thereto), constitute or will constitute valid and binding obligations of the Corporation; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). (c) The Purchased Stock has been duly authorized in accordance with the Corporation Organizational Documents and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer that may be imposed by state or federal securities laws and the Transaction Documents. The issuance of the Purchased Stock shall not give rise to any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person. (d) Upon issuance in accordance with this Agreement and the Corporation Organizational Documents, the Conversion Stock will be duly authorized, validly issued, fully paid and non-assessable and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer that may be imposed by state or federal securities laws and the Transaction Documents. The issuance of the Conversion Stock shall not give rise to any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person.

11 (e) The Corporation has made available to the Purchaser true and correct copies of the Corporation Entity Organizational Documents as in effect on the date hereof, and all such documents shall have been duly authorized, approved and adopted under applicable Law. Section 3.05 No Preemptive Rights, Registration Rights or Options. There are no preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person with respect to or, except as set forth on Schedule 3.05, under applicable Law or under the Corporation Entity Organizational Documents, any restriction upon the voting or transfer of any Equity Securities of any of the Corporation Entities, except for options, stock appreciation rights, phantom stock or similar awards granted pursuant to the Corporation’s employee benefit or other compensation plans as such plans are described in the Corporation SEC Documents. Except as contemplated by the Transaction Documents or as set forth on Schedule 3.05, the Corporation Entities have not granted registration rights for or relating to the registration of any Common Stock or any other securities of the Corporation Entities. Schedule 3.05 sets forth a summary of certain awards under the Corporation’s 2012 Omnibus Incentive Compensation Plan. Section 3.06 Capitalization. As of the date of this Agreement, (a) the issued and outstanding Common Stock of the Corporation consists of 44,642,983 shares of Common Stock and (b) the Corporation has issued and outstanding (i) currently vested and exercisable options with an exercise or strike price less than $1.22 covering an aggregate of 174,729 shares of Common Stock on a “net exercise” basis (such options in the aggregate having a weighted average exercise or strike price of $1.11 per share) and (ii) restricted stock units covering an aggregate of 75,000 shares of Common Stock, in each case pursuant to the Corporation’s employee benefit or other compensation plans. Except as described above or reflected in the Corporation’s SEC Documents as of the date of this Agreement or as set forth on Schedule 3.06, there are no Equity Securities of the Corporation issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued in accordance with the Corporation Organizational Documents and are fully paid and non- assessable and were not issued in violation of any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person. Section 3.07 No Breach. None of the issuance and sale by the Corporation of the Purchased Stock, the contemplated issuance of the Conversion Stock pursuant to the Transaction Documents, the execution, delivery and performance of the Transaction Documents or the consummation of any other transaction contemplated hereby or thereby (a) conflicts or will conflict with or constitutes or will constitute a violation of any of the Organizational Documents, (b) requires or will require any consent, approval or notice under or results in a breach or violation of, or constitutes or will constitute a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any Contract to which any of the Corporation Entities is a party or by which any of them or any of their respective Properties may be bound (other than conflicts, breaches, violations or defaults that have been waived or cured), (c) violates or will violate any Law of any Governmental Authority or (d) results or will result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of any of the Corporation Entities, except, in the cases of clauses (b), (c) and (d), for such consents, approvals, notices, breaches, defaults, violations and Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

12 Section 3.08 No Approvals. Except for (a) the approvals required by the SEC in connection with any registration statement filed pursuant to the Registration Rights Agreement and the resolution of any comments of the staff of the SEC on the proxy statement relating to the Proposal, (b) filings or other public disclosures regarding the Transaction Documents required under the Exchange Act and applicable NASDAQ rules, (c) any notices, filings or approvals under applicable state securities laws, (d) such consents that have been obtained prior to the Closing and (e) such consents, approvals, authorizations or orders that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any Governmental Authority is required in connection with the issuance and sale by the Corporation of the Purchased Stock, the contemplated issuance of the Conversion Stock pursuant to the Transaction Documents, the execution, delivery and performance of each of the Transaction Documents to which the Corporation is a party or the consummation by the Corporation of the transactions contemplated by the Transaction Documents. Section 3.09 No Default. None of the Corporation Entities (a) is in violation of its applicable Organizational Documents, (b) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any Contract to which it is a party or by which it is bound or to which any of its properties or assets is subject or (c) is in violation of any Law of any Governmental Authority, except, in the cases of clauses (b) and (c), for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Corporation, all third parties to any Contract to which any of the Corporation Entities is a party or by which any of them is bound or to which any of their properties or assets is subject are in compliance with all terms, covenants and conditions contained in each such Contract, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.10 Corporate Records. The minute books of each of the Corporation Entities for the last three years have been made available to the Purchaser, and such books (a) reflect all meetings and actions of the board of directors (including each board committee) and stockholders (or analogous governing bodies or interest holders) of each of the Corporation Entities during such period and through the date of the latest meeting and action (except for redactions relating to the process resulting in the negotiation of the Transaction Documents), and (b) accurately in all material respects reflect all actions taken at such meetings and other actions in such minutes (except for redactions relating to the process resulting in the negotiation of the Transaction Documents). Section 3.11 Corporation SEC Documents; Corporation Financial Statements. (a) The Corporation has filed or furnished with the SEC all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it under the Exchange Act or the Securities Act since January 1, 2011 (all such documents, collectively, the “Corporation SEC Documents”). The Corporation SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Corporation Financial Statements”), at the

13 time filed or furnished (except to the extent corrected by a subsequently filed or furnished Corporation SEC Document filed or furnished prior to the date hereof) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the light of the circumstances under which they were made in the case of any prospectus) not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) in the case of the Corporation Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and (v) in the case of the Corporation Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the financial condition, results of operations and cash flows of the Corporation and its Subsidiaries as of the dates and for the periods indicated. Ehrhardt Keefe Steiner & Hottman PC and Deloitte & Touche LLP are independent registered public accounting firms with respect to the Corporation and have not resigned or been dismissed as independent registered public accountants of the Corporation as a result of or in connection with any disagreement with the Corporation on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. (b) To the Knowledge of the Corporation, Ehrhardt Keefe Steiner & Hottman PC and Deloitte & Touche LLP are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X. Except as disclosed in the Corporation SEC Documents or as set forth on Schedule 3.11(b), since January 1, 2011, (i) the Corporation has not been advised of (A) any significant deficiency or material weakness in the design or operation of internal controls that could adversely affect the Corporation’s internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls, and (ii) there have been no changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to any significant deficiency or material weakness. (c) The Corporation has made available to the Purchaser copies of all issued auditors’ reports and any accounting management letters received since January 1, 2011, in each case to the extent relating to the business of the Corporation Entities and the operation thereof. Except as set forth on Schedule 3.11(c), since January 1, 2011, none of the Corporation Entities nor, to the Knowledge of the Corporation, any director, officer, employee, auditor, accountant or representative of any of the Corporation Entities has received any complaint, allegation, assertion or claim, in each case believed by an officer of the Corporation to be significant and based on reasonably specific allegations, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Corporation Entities or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that any Corporation Entity has engaged in questionable accounting or auditing practices. Section 3.12 Books and Records; Sarbanes-Oxley Compliance. Each of the Corporation Entities (i) makes and keeps materially accurate books and records and (ii) maintains and has maintained during all periods in which doing so has been required under

14 applicable Law internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) and a system of internal accounting controls designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Corporation's consolidated financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to the Corporation Entities’ assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Corporation Entities’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management has concluded that such controls are effective as disclosed in the Corporation SEC Documents. To the Knowledge of the Corporation, there are not any failures with respect to such internal accounting controls that are material or that would be required to be disclosed pursuant to any applicable Law. The Corporation has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Corporation in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Corporation, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and management has concluded that such controls and procedures are effective, as disclosed in the Corporation SEC Documents, in alerting the Corporation in a timely manner to material information required to be disclosed in the Corporation’s reports filed with the SEC. To the Knowledge of the Corporation, each of the Corporation and its directors or officers, in their capacities as such, have complied in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith. Section 3.13 No Material Adverse Change. Except as described in the Corporation SEC Documents, since January 1, 2011, there has not been (a) any material adverse change, or any development involving a prospective material adverse change, in the business, Properties, management, financial condition or results of operations of the Corporation Entities, taken as a whole, (b) any transaction that is material to the Corporation Entities, taken as a whole, (c) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Corporation Entities that is material to the Corporation Entities, taken as a whole, (d) any change in any equity securities or outstanding indebtedness of any of the Corporation Entities that is material to the Corporation Entities, taken as a whole or (e) any dividend or distribution of any kind declared, paid or made on or in respect of any equity securities of the Corporation Entities, except for dividends or distributions made or paid to the Corporation Entities. Section 3.14 Title to Real Property. Each of the Corporation Entities has good and marketable title to all Property described in the Corporation SEC Documents as currently owned by such Corporation Entity, free and clear of all Liens except (A) as described, and subject to the limitations contained, in the Corporation SEC Documents, (B) such as do not materially affect the value of such Properties, taken as a whole, (C) such as do not materially interfere with the use of such Properties, taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Corporation SEC Documents, or (D) Liens arising from the terms of the leases and other instruments creating such title or interest (collectively, the

15 “Permitted Liens”); provided that with respect to any real property and buildings held under lease by any of the Corporation Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the Properties of the Corporation Entities, taken as a whole as they have been used in the past as described in the Corporation SEC Documents and are proposed to be used in the future as described in the Corporation SEC Documents. The foregoing representations shall not be deemed to apply to oil and gas leasehold interests (or equivalent interests in oil and gas properties under applicable laws of Australia and the United Kingdom) (the “Oil and Gas Interests”). Notwithstanding the foregoing, the Corporation Entities have record title to all of the Oil and Gas Interests evaluated to generate the most recent reserve reports included in the Corporation SEC Documents and free and clear of all Liens, other than Permitted Liens. Section 3.15 Reserve Engineers; Reserve Estimates. Allen & Crouch Petroleum Engineers, Inc. (“Allen & Crouch”), who issued a report with respect to the Corporation Entities’ oil and natural gas reserves at July 18, 2012, has represented to the Corporation that it is, and to the Knowledge of the Corporation is, an independent petroleum engineer with respect to the Corporation. The oil and gas reserve estimates of the Corporation Entities included in the Corporation’s most recently-filed Form 10-K, as amended, have been prepared by independent reserve engineers in accordance with SEC guidelines, and the Corporation has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Corporation Entities as of the dates indicated as defined under SEC rules. Other than normal production of the reserves and intervening market commodity price fluctuations, and except as set forth on Schedule 3.15, the Corporation is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the Corporation’s most recently-filed Form 10-K, as amended. Section 3.16 Insurance. The Corporation Entities maintain insurance covering their respective Properties, operations, personnel and businesses against such losses and risks and in such amounts as is customary for companies engaged in similar businesses in similar industries. In all material respects, such insurance is in full force and effect, there has been no written notice of any cancellation or any threatened cancellation of any material policy with respect to such insurance, and a Corporation Entity is a named insured or loss payee, as applicable, under each such policy. There are no material claims by any Corporation Entity pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Section 3.17 Litigation. Except as set forth on Schedule 3.17, there are no material actions, suits, claims, investigations or proceedings pending or, to the Knowledge of the Corporation, threatened, to which any of the Corporation Entities is or would be a party or of which any of their respective Properties is or would be subject at law or in equity, before or by any Governmental Authority, or before or by any self-regulatory organization or other non- governmental regulatory authority (including NASDAQ). Section 3.18 Employee Matters.

16 (a) Schedule 3.18 sets forth a true, accurate and complete list of each plan, agreement, contract, trust or other arrangement that provides for any termination payment (whether of severance pay or otherwise), accelerated vesting or payment, forgiveness of indebtedness, distribution, increase in compensation, payments or benefits or obligation to fund benefits with respect to any current or former employee or director of any of the Corporation Entities upon a change of control. Except as set forth on Schedule 3.18, the execution and delivery of the Transaction Documents, and performance of the transactions contemplated thereby, will not trigger any such provision. None of the Corporation Entities or any of their respective ERISA Affiliates has or, to the Knowledge of the Corporation, could reasonably be expected to have any direct or indirect liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). As used in the preceding sentence, the term “ERISA Affiliate” means, with respect to any entity, any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code, or Section 4001(b)(1) of ERISA that includes the first entity, or that is a member of the same “controlled group” as the first entity pursuant to Section 4001(a)(14) of ERISA. (b) Except as set forth on Schedule 3.18, no labor dispute with the employees of any of the Corporation Entities exists or, to the Knowledge of the Corporation, is imminent. Section 3.19 Tax Returns. Each of the Corporation Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns and all non-U.S. tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due, whether or not associated with such a return, other than those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. There are no Liens on any assets of the Corporation Entities that arose in connection with any failure (or alleged failure) to pay any tax. The Corporation has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code, in the two years prior to the date of this Agreement or in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement. Section 3.20 Environmental Compliance. Except as set forth on Schedule 3.20, the Corporation Entities (a) are in compliance in all material respects with any and all Environmental Laws, (b) have received all Environmental Permits required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (c) are in compliance in all material respects with all terms and conditions of any such Environmental Permits, (d) since January 1, 2011, have not received any notice from or been the subject of any suit, proceeding, investigation, claim or action by any Governmental Authority or other third party that would reasonably be expected to result in any material liability to or obligation of the Corporation Entities alleging or asserting any violation of Environmental Law or any liability under Environmental Law, which notice, suit, proceeding, investigation, claim or action has not been resolved to the satisfaction of the party giving or asserting it and (e) do not, to the Knowledge of the Corporation, have any material liability in connection with the release into the environment of any Hazardous Material.

17 Section 3.21 Permits. Other than any Environmental Permits, each of the Corporation Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its Properties and to conduct its business in the manner described in the Corporation SEC Documents, subject to such qualifications as may be set forth therein and except for (a) such Permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) Permits to be obtained in connection with oil and gas development activities in the ordinary course of the Corporation’s business. Except as set forth on Schedule 3.21, each of the Corporation Entities has fulfilled and performed all its material obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non- issues, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 3.21, none of such Permits contains any restriction that is not customary in the oil and gas industry and is materially burdensome to the Corporation Entities considered as a whole. Section 3.22 Foreign Corrupt Practices Act; Money Laundering. None of the Corporation Entities, and, to the Knowledge of the Corporation, no director, officer, agent, employee or other Person acting on behalf of the Corporation Entities, has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and to the Knowledge of the Corporation, the Corporation Entities have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” shall mean Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The operations of the Corporation Entities are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation Entities with respect to the Money Laundering Laws is pending or, to the Knowledge of the Corporation, threatened. Section 3.23 NASDAQ Listing. The Common Stock is listed on NASDAQ, and the Corporation has not received any notice of delisting except as set forth on Schedule 3.23. The issuance and sale of the Purchased Stock does not and the issuance of Conversion Stock will not contravene NASDAQ rules and regulations.

18 Section 3.24 Related Party Transactions. Except as set forth on Schedule 3.24, to the Knowledge of the Corporation, no relationship, direct or indirect, exists between or among the Corporation Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Corporation Entities, on the other hand, that is required to be disclosed in the Corporation SEC Documents and is not so described. Section 3.25 Business Combinations. The Corporation has taken all necessary action to cause Section 203 of the Delaware General Corporation Law to not apply to the transactions contemplated by the Transaction Documents, including the issuance and sale of the Purchased Stock. Section 3.26 Investment Company. None of the Corporation Entities is now, or after the sale of the Purchased Stock to be sold by the Corporation to the Purchaser hereunder will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Section 3.27 Certain Fees. Except as set forth on Schedule 3.27, no fees or commissions are or will be payable by the Corporation to brokers, finders or investment bankers with respect to the sale of the Purchased Stock or the consummation of the transactions contemplated by the Transaction Documents. The Corporation agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Corporation or alleged to have been incurred by the Corporation in connection with the sale of the Purchased Stock or the consummation of the transactions contemplated by the Transaction Documents. Section 3.28 Form S-3 Eligibility. The Corporation is eligible and qualifies to use Form S-3 promulgated under the Securities Act for secondary offerings. Section 3.29 Private Placement. Assuming the accuracy of the representations and warranties set forth in Article IV, the offer and sale of the Purchased Stock to the Purchaser as contemplated herein is exempt from the registration requirements of the Securities Act. Section 3.30 Required Stock Vote. The majority of the total votes cast by the holders of Common Stock (with the exception of the Purchased Stock and the Conversion Stock, which are not entitled to vote according to the rules of NASDAQ) is the only approval required to approve the Proposal. Section 3.31 Exclusivity of Representations. The representations and warranties made by the Corporation in the Transaction Documents are the exclusive representations and warranties made by the Corporation. The Corporation hereby disclaims any other express or implied representations or warranties. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER The Purchaser hereby represents and warrants to the Corporation with respect to itself, on and as of the date of this Agreement and as of the Closing Date, as follows:

19 Section 4.01 Existence. The Purchaser has been duly formed, is validly existing and is in good standing under the Laws of the State of Delaware. The Purchaser has all requisite organizational power and authority necessary to own its Properties currently owned and to conduct its business as currently conducted. Section 4.02 Authorization; Enforceability. (a) The Purchaser has all requisite organizational power and authority to purchase the Purchased Stock, in accordance with and upon the terms and conditions set forth in the Transaction Documents, and no further organizational consent or authorization is required. (b) The Transaction Documents to which the Purchaser is a party have been or will be duly authorized and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Corporation, constitute or will constitute valid and binding obligations of the Purchaser; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 4.03 No Breach. The execution, delivery and performance of the Transaction Documents and the consummation by the Purchaser of the transactions contemplated thereby does not and will not (a) conflict with or constitute a violation of the organizational documents of the Purchaser, (b) require any consent, approval or notice under or result in a breach or violation of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any material agreement to which the Purchaser is a party or by which the Purchaser or any of its Properties may be bound (other than conflicts, breaches, violations or defaults that have been waived or cured) or (c) violate any Law of any Governmental Authority, except, in the case of clauses (b) and (c), for such consents, approvals, notices, breaches, defaults and violations that would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the transactions contemplated by the Transaction Documents. Section 4.04 Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Stock or the consummation of the transactions contemplated by the Transaction Documents. The Purchaser agrees that it will indemnify and hold harmless the Corporation from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Purchaser or alleged to have been incurred by the Purchaser in connection with the purchase of the Purchased Stock or the consummation of the transactions contemplated by the Transaction Documents. Section 4.05 Unregistered Securities. (a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Stock and the Conversion Stock. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Stock and the Conversion Stock.

20 (b) Information. The Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of the Corporation and relating to the offer and sale of the Purchased Stock and Conversion Stock that have been requested by the Purchaser. The Purchaser or its Representatives has been afforded the opportunity to ask questions of the Corporation or its Representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by the Purchaser or its Representatives shall modify, amend or affect the Purchaser’s right (i) to rely on the Corporation’s representations and warranties contained in Article III or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. The Purchaser understands and acknowledges that its purchase of the Purchased Stock involves a high degree of risk and uncertainty. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Stock. (c) Cooperation. The Purchaser shall cooperate reasonably with the Corporation to provide any information required to be included in the Corporation’s securities filings. (d) Purchaser Representation. The Purchaser is purchasing the Purchased Stock for its own account and not with a view to distribution in violation of any securities laws. The Purchaser understands and acknowledges that there is no public trading market for the Purchased Stock and that none is expected to develop. The Purchaser has been advised and understands and acknowledges that neither the Purchased Stock nor the Conversion Stock have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act) and any applicable state laws. The Purchaser has been advised of and is aware of the provisions of Rule 144 promulgated under the Securities Act. (e) Legends. The Purchaser understands and acknowledges that, until such time as the Purchased Stock and Conversion Stock have been registered pursuant to the provisions of the Securities Act, or the Purchased Stock and Conversion Stock are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchased Stock and Conversion Stock will bear the restrictive legend contemplated by the Certificate of Designations. (f) Reliance Upon the Purchaser’s Representations and Warranties. The Purchaser understands and acknowledges that the Purchased Stock is being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Corporation and Davis Graham & Stubbs LLP, outside counsel for the Corporation, are relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Stock is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the

21 applicability of such exemptions with respect to the Purchaser’s purchase of the Purchased Stock. Section 4.06 Short Selling. The Purchaser represents and warrants that it (a) has not, nor has any person acting on behalf of or pursuant to an understanding with the Purchaser, entered into any Short Sales of the Common Stock owned by it between the time it first began discussions with the Corporation about the transactions contemplated by this Agreement and the date hereof and (b) will not, nor will any person acting on behalf of or pursuant to an understanding with the Purchaser, enter into any Short Sales of the Common Stock owned by it from and after the date hereof until such time as it no longer holds any shares of Preferred Stock. Section 4.07 Exclusivity of Representations. The representations and warranties made by the Purchaser in the Transaction Documents are the exclusive representations and warranties made by the Purchaser. The Purchaser hereby disclaims any other express or implied representations or warranties. ARTICLE V COVENANTS Section 5.01 Stockholder Vote with Respect to Conversion. (a) As soon as practicable, but in no event later than 90 days after the Closing Date, the Corporation shall, in accordance with applicable Law and the Corporation Organizational Documents, take all action necessary to convene a meeting of its Stockholders (other than any holder of shares of Common Stock issued upon conversion of any shares of Preferred Stock, including Preferred Stock that may be paid as PIK Dividends (as that term is defined in the Certificate of Designations) for the purpose of considering and voting upon (i) the full voting power with respect to all shares of Preferred Stock notwithstanding the limitation set forth in Section 4(a)(ii) of the Certificate of Designations and (ii) the full convertibility of all shares of Preferred Stock (including PIK Dividends) into shares of Common Stock notwithstanding the limitation set forth in Section 7(b) of the Certificate of Designations, in each case in accordance with NASDAQ Listing Rule 5635 (the “Proposal”). Subject to fiduciary duties under applicable Law, the Board of Directors shall, in connection with such meeting, recommend approval of the Proposal and shall take all other lawful action to solicit the approval of the Proposal by the Stockholders (other than any holder of shares of Common Stock issued upon conversion of any shares of Preferred Stock), except that the Corporation may, but shall not be required to, hire any proxy solicitation firm in connection with such meeting. (b) (i) If the Proposal is not approved by the Stockholders (other than any holder of shares of Common Stock issued upon conversion of any shares of Preferred Stock) at the special meeting contemplated by Section 5.01(a), then the Corporation shall be obligated to include the Proposal to be voted upon at the next annual meeting of such Stockholders following the Closing Date, (ii) if the Proposal is not approved by the Stockholders (other than any holder of shares of Common Stock issued upon conversion of any shares of Preferred Stock) at the annual meeting contemplated by clause (i), then the Corporation shall be obligated to convene a meeting of the Stockholders (other than any holder of shares of Common Stock issued upon conversion of any shares of Preferred Stock) to vote upon the Proposal no later than 180 days after such annual

22 meeting and (iii) if the Proposal is not approved by the Stockholders (other than any holder of shares of Common Stock issued upon conversion of any shares of Preferred Stock) at the special meeting contemplated by clause (ii), then the Corporation shall be obligated to include the Proposal to be voted upon at the next annual meeting of its Stockholders following such second interim meeting and, in each case the Board of Directors shall again be obligated to take the actions set forth in Section 5.01(a) with respect to such meeting. Section 5.02 Standstill Obligation. (a) For a period beginning on the date hereof and ending on the second anniversary of the date hereof (the “Standstill Termination Date”), without the prior written consent of the Corporation, the Purchaser agrees that it shall not, nor shall it permit any of its Affiliates to, nor shall the Purchaser agree, advise, assist, provide information or provide financing to others, or permit its Affiliates to agree, advise, assist, provide information or provide financing to others, to, individually or collectively, directly or indirectly: (i) acquire or offer to acquire or agree to acquire from any Person, directly or indirectly, by purchase or merger, through the acquisition of control of another Person, by joining a partnership, limited partnership or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, beneficial ownership of any Equity Securities of the Corporation, or direct or indirect rights (including convertible securities) or options to acquire such beneficial ownership (collectively, the “Securities”) (or otherwise act in concert with respect to any such Securities with any Person that so acquires, offers to acquire or agrees to acquire); provided, however, that no such acquisition, offer to acquire or agreement to acquire shall be deemed to occur solely due to: (A) the issuance of the Purchased Stock (including the issuance of any Conversion Stock underlying the Purchased Stock), (B) a stock split, reverse stock split, reclassification, reorganization or other transaction by the Corporation affecting any class of the outstanding Equity Securities of the Corporation generally or (C) a dividend of stock or other pro rata distribution by the Corporation to holders of its outstanding Equity Securities; (ii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote (as such terms are used in the Regulation 14A promulgated under the Exchange Act), become a “participant” in, or encourage, support or aid any other Person to become a “participant” in any “election contest” (as such terms are defined in Rule 14a-11 promulgated under the Exchange Act) or initiate, propose or otherwise solicit Stockholders of the Corporation for the approval of any Stockholder proposals, in each case with respect to the Corporation; (iii) form, join, in any way participate in, or encourage the formation of, a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Corporation; (iv) deposit any securities of the Corporation into a voting trust, or subject any securities of the Corporation to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having similar effect;

23 (v) alone or in concert with others, seek, or encourage, support or aid any effort, to influence or control the management, Board of Directors, business, policies, affairs or actions of the Corporation; or (vi) request the Corporation (or any directors, officers, employees or agents of the Corporation), directly or indirectly to amend, waive or modify any provision of this Section 5.02. The foregoing provisions of this Section 5.02(a) shall not apply to the Purchaser with respect to a Significant Event after the Corporation enters into a definitive agreement that results in the occurrence of the Significant Event. Subject to fiduciary duties under applicable Law, the foregoing provisions of Section 5.02(a)(v) shall not apply to any person who is a director of the Corporation acting in his capacity as a director of the Corporation in the ordinary course and within the process of the Board of Directors. (b) If, prior to the Standstill Termination Date, the Corporation or its Affiliates (other than the Purchaser or any of its Affiliates) conduct a process with two or more potential bidders relating to a sale of all or substantially all of the Corporation’s assets or a merger or other business combination transaction involving the Corporation that would reasonably be expected to result in the Corporation’s then current Stockholders owning less than 50% of the outstanding Equity Securities of the combined Person following such sale, merger or other business combination transaction (each, a “Sales Transaction”), then the Corporation agrees that it shall provide the Purchaser with an invitation to bid, using substantially the same invitation to bid sent to other potential bidders in such process, and shall provide to the Purchaser substantially the same information relating to the Corporation Entities that the Corporation provided in such process to such other potential bidders, subject to a confidentiality agreement acceptable to the Corporation containing confidentiality restrictions no more restrictive in the aggregate than those in the confidentiality agreement entered into by any other potential bidder in connection with such process, and the restrictions set forth in Section 5.02(a) shall not apply to any process or transaction described in this Section 5.02(b) for the limited purpose of allowing the Purchaser to bid, negotiate and, with the approval and recommendation of the Board of Directors, complete a Sales Transaction as contemplated by this paragraph. If the Corporation elects not to pursue a Sales Transaction with the Purchaser following the process described in this Section 5.02(b), then the restrictions in Section 5.02(a) shall continue to apply to the Purchaser. (c) Notwithstanding anything to the contrary in this Section 5.02, prior to the Standstill Termination Date, at the Corporation’s request, the Purchaser shall be permitted to provide strategic advice to the Corporation from time to time. Section 5.03 Section 16(b) Matters. The Corporation shall take, or shall have taken, such commercially reasonable actions as may be advisable in order to cause the payment of interest in kind, if any, under the Certificate of Designations to be exempt under Section 16(b) of the Exchange Act to the extent practicable. Section 5.04 Further Assurances; NASDAQ Listing. From time to time prior to and after the Closing Date, without further consideration, the Corporation and the Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or

24 appropriate to consummate the transactions contemplated by the Transaction Documents. Without limiting the foregoing, the Corporation shall (a) file with NASDAQ the proper form or other notification and required supporting documentation, and provide to NASDAQ any other requested information, related to the Conversion Stock and (b) ensure that the issuance of the Preferred Stock and Conversion Stock is in compliance with applicable NASDAQ rules and regulations. If the Corporation applies to have its Common Stock or other securities traded on any principal stock exchange or market other than NASDAQ, it shall include in such application the Conversion Stock and will take such other action as is necessary to cause such Conversion Stock to be so listed. ARTICLE VI INDEMNIFICATION, COSTS AND EXPENSES Section 6.01 Indemnification by the Corporation. Subject to Section 6.04, the Corporation agrees to indemnify the Purchaser and its Representatives (collectively, the “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter, but excluding costs of investigating any matter initiated by the Purchaser Related Parties where such investigation is undertaken without a reasonable and good faith belief that a Corporation Indemnified Liability exists), whether or not involving a Third Party Claim, as a result of, arising out of or related to any of the following (collectively, the “Corporation Indemnified Liabilities”): (a) the failure of any of the representations or warranties made by the Corporation contained herein to be true and correct (disregarding any references to “material”, “materially”, “material respects”, “Material Adverse Effect” and all other similar materiality qualifications therein, except for any such references or qualifications set forth in Section 3.13); or (b) the breach of any of the covenants or obligations of the Corporation contained herein; provided that in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Corporation shall constitute the date upon which such claim has been made; and provided, further, that in no event shall the Corporation be required to make payments in respect of Corporation Indemnified Liabilities that exceed in the aggregate the Purchase Price. Section 6.02 Indemnification by the Purchaser. Subject to Section 6.04, the Purchaser agrees to indemnify the Corporation and its Representatives (collectively, the “Corporation Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter, but

25 excluding costs of investigating any matter initiated by the Corporation Related Parties where such investigation is undertaken without a reasonable and good faith belief that a Purchaser Indemnified Liability exists), whether or not involving a Third Party Claim, as a result of, arising out of or related to any of the following (collectively, the “Purchaser Indemnified Liabilities”): (a) the failure of any of the representations or warranties made by the Purchaser contained herein to be true and correct (disregarding any references to “material”, “materially”, “material respects” and all other similar materiality qualifications therein); or (b) the breach of any of the covenants or obligations of the Purchaser contained herein; provided that in the case of the immediately preceding clause (a), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Corporation Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Purchaser shall constitute the date upon which such claim has been made; and provided, further, that in no event shall the Purchaser be required to make payments in respect of Purchaser Indemnified Liabilities that exceed in the aggregate the Purchase Price. Section 6.03 Indemnification Procedure. (a) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification that it may claim in accordance with this Article VI, except as otherwise provided in Sections 6.01 and 6.02 and except to the extent that the Indemnifying Party is materially prejudiced by such failure. (b) Promptly after any Corporation Related Party or Purchaser Related Party (each, an “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each, a “Third Party Claim”), the Indemnified Party shall give the indemnitor hereunder (each, an “Indemnifying Party”) written notice of such Third Party Claim but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle such Third Party Claim, it shall promptly, and in no event later than five (5) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and/or the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the

26 Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within fifteen (15) Business Days of when the Indemnified Party provides written notice of a Third Party Claim, failed (y) to assume the defense or settlement of such Third Party Claim and employ counsel and (z) notify the Indemnified Party of such assumption, or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such settlement or legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, which consent shall not be unreasonably delayed, withheld or denied, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing by, the Indemnified Party. Section 6.04 Limits on Indemnification. (a) Notwithstanding anything to the contrary contained in Section 6.01 or Section 6.02, in no event shall any amount be recovered from the Corporation pursuant to Section 6.01(a) for any Corporation Indemnified Liabilities or the Purchaser pursuant to Section 6.02(a) for any Purchaser Indemnified Liabilities, as applicable, in each case until (i) the individual amount of any Corporation Indemnified Liability or Purchaser Indemnified Liability, as applicable, exceeds $25,000 (the “De Minimis Amount”) and (ii) the aggregate amount of Corporation Indemnified Liabilities or Purchaser Indemnified Liabilities, as applicable, that exceed the De Minimis Amount exceeds $350,000 (the “Basket”), at which time the Corporation or the Purchaser, as applicable, will be liable with respect to each Corporation Indemnified Liability or Purchaser Indemnified Liability, as applicable, that exceeds the De Minimis Amount, regardless of the Basket; provided, however, that the Corporation’s liability for any such Corporation Indemnified Liability shall not be limited as set forth in this Section 6.04(a) if such Corporation Indemnified Liability relates to a breach of any representation or warranty contained in Sections 3.01(a) and (c), Sections 3.02 through 3.06 (inclusive), 3.26, 3.27 or 3.30. (b) Except as otherwise provided in Section 6.04(c) and except with respect to any claim arising out of actual fraud or criminal conduct on the part of the Corporation or the Purchaser, from and after the Closing, indemnification under Sections 6.01 or 6.02, as applicable, shall be the sole and exclusive remedy available to any Purchaser Related Party or any Corporation Related Party, as applicable, for any claims arising out of or based upon the matters set forth in this Agreement and the transactions contemplated hereby, and neither shall any Purchaser Related Party seek relief against any Corporation Related Party other than

27 pursuant to Section 6.01 nor shall any Corporation Related Party seek relief against any Purchaser Related Party other than pursuant to Section 6.02. (c) Each of the parties to this Agreement acknowledges and agrees that the other party would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties to this Agreement agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any State thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Section 6.05 Tax Matters. All indemnification payments under this Article VI shall be adjustments to the Purchase Price, except as otherwise required by applicable Law. ARTICLE VII MISCELLANEOUS Section 7.01 Fees and Expenses. In the amounts specified on Schedule 7.01 and simultaneously with the Closing, the Corporation shall pay out of the proceeds received from the consummation of the transactions contemplated by this Agreement the reasonable out-of-pocket fees and expenses incurred by the Purchaser in connection with the transactions contemplated by the Transaction Documents, including without limitation, legal, accounting, advisory and other reasonable out-of-pocket fees and expenses. Section 7.02 Interpretation. Article, Section, Exhibit, Annex and Schedule references in this Agreement are references to the corresponding Article, Section, Exhibit, Annex and Schedule to this Agreement, unless otherwise specified. All Exhibits, Annexes and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, Contracts and agreements are references to such instruments, documents, Contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Corporation has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Corporation unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect and (b) the parties to this Agreement shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of such parties as closely as possible in an acceptable manner in order that the transactions

28 contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Transaction Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein”, “hereinafter”, “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections, Exhibits, Annexes and Schedules and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. Section 7.03 Survival of Provisions. The representations and warranties set forth in Sections 3.01(a) and (c), 3.02, 3.03, 3.04, 3.05, 3.06, 3.26, 3.27, 3.30, 4.01, 4.02, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement indefinitely, the representations and warranties set forth in Sections 3.19, 3.20 and 3.22 shall survive until the date that is 90 days after the expiration of any applicable statute of limitation regardless of any investigation made by or on behalf of the Purchaser, and the other representations and warranties set forth herein shall survive for a period of eighteen (18) months following the Closing Date regardless of any investigation made by or on behalf of the Corporation or the Purchaser. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Stock and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Corporation and the Purchaser thereunder, and this Article VII shall remain operative and in full force and effect as between the Corporation and the Purchaser, unless the Corporation and the Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Corporation and the Purchaser. Section 7.04 No Waiver; Modifications in Writing. (a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise. (b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective unless signed by each of the parties to this Agreement affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Transaction Document, any waiver of any provision of this Agreement or any other Transaction Document and any consent to any departure by any party from the terms of any provision of this Agreement or any other Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no

29 notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. Section 7.05 Binding Effect; Assignment. (a) Binding Effect. This Agreement shall be binding upon the Corporation, the Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. (b) Assignment of Rights. The Purchaser’s rights and obligations hereunder (including the right to seek indemnification) may be transferred or assigned in whole or in part by the Purchaser to any Affiliate of the Purchaser without the consent of the Corporation. Upon any such permitted transfer or assignment, references in this Agreement to the Purchaser (as they apply to the transferor or assignor, as the case may be) shall thereafter apply to such transferee or assignee of the Purchaser unless the context otherwise requires. Without the written consent of the Corporation, which consent shall not be unreasonably withheld, no portion of the rights and obligations of the Purchaser under this Agreement may be assigned or transferred by the Purchaser or such a transferee of Purchased Stock to a Person that is not an Affiliate of the Purchaser. No portion of the rights and obligations of the Corporation under this Agreement may be transferred or assigned without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. Any assignment or transfer in violation of the foregoing provisions of this Section 7.05(b) shall be void. Section 7.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by hand delivery, email, registered or certified mail, return receipt requested, regular mail or air courier guaranteeing overnight delivery to the following addresses: (a) If to the Purchaser, to: One Stone Energy Partners, L.P. 720 Fifth Avenue, 10th Floor New York, New York 10019 Attention: Robert Israel Email: ri@1stone-llc.com with a copy to: Vinson & Elkins LLP 1001 Fannin, Suite 2500 Houston, Texas 77002 Attention: Alan Beck Email: abeck@velaw.com

30 (b) If to the Corporation, to: Magellan Petroleum Corporation 1775 Sherman Street, Suite 1950 Denver, Colorado 80203 Attention: Mark Brannum Email: mbrannum@magellanpetroleum.com with a copy to: Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 Attention: John Elofson Email: john.elofson@dgslaw.com or to such other address as the Corporation or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: (w) at the time delivered by hand, if personally delivered; (x) when notice is sent to the sender that the recipient has read the message, if sent by email; (y) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; and (z) upon actual receipt when delivered to an air courier guaranteeing overnight delivery. Section 7.07 Entire Agreement. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein are intended by the parties to this Agreement as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of such parties in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Transaction Documents with respect to the rights granted by the Corporation or any of its Affiliates or the Purchaser or any of their Affiliates set forth herein or therein. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between such parties with respect to such subject matter. Section 7.08 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located in New York, New York, and the parties to this Agreement hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in New York, New York over any such action. The parties to this Agreement hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court

31 or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties to this Agreement agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Section 7.09 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. ARTICLE VIII CLOSING CONDITIONS Section 8.01 Conditions to the Purchaser’s Obligations at Closing. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by the Purchaser) on or before the Closing of each of the following conditions (any of which may, to the extent permitted by applicable Law, be waived in writing by the Purchaser, in whole or in part): (a) the representations and warranties of the Corporation contained in Sections 3.01(a) and (c), Sections 3.02 through 3.06 (inclusive), 3.26, 3.27 and 3.30 shall be true and correct on and as of the date of this Agreement and as of the Closing Date in all but de minimis respects (disregarding any references to “material”, “materially”, “material respects”, “Material Adverse Effect” and all other similar materiality qualifications therein); provided, however, that the text of any representation or warranty that refers to a specific date (including the date of this Agreement) shall be deemed to continue to refer to such date; (b) the other representations and warranties of the Corporation contained in Article III shall be true and correct on and as of the date of this Agreement and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (disregarding any references to “material”, “materially”, “material respects”, “Material Adverse Effect” and all other similar materiality qualifications therein, except for any such

32 references or qualifications set forth in Section 3.13); provided, however, that the text of any representation or warranty that refers to a specific date (including the date of this Agreement) shall be deemed to continue to refer to such date; (c) the Corporation shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing; (d) the Corporation shall have delivered to the Purchaser all Transaction Documents, certificates, instruments and other deliverable items required to be delivered pursuant to Section 2.03; (e) (i) no order, writ, injunction, judgment, settlement, award or decree (whether preliminary or permanent) issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement or the other Transaction Documents (brought by any Person that is not an Affiliate of the Purchaser) shall be in effect; (ii) no action, suit, claim, investigation or proceeding shall have been instituted or threatened by any Governmental Authority that would reasonably be expected to restrain or prohibit the consummation of the transactions contemplated by this Agreement or the other Transaction Documents; and (iii) no Law shall have been promulgated or enacted by any Governmental Authority that would prevent or make illegal the consummation of the transactions contemplated by this Agreement or the other Transaction Documents; (f) (i) the Corporation shall have provided appropriate and timely notice of the transactions contemplated by the Transaction Documents, including the potential issuance of the Conversion Stock pursuant to NASDAQ Listing Rule 5250(e)(2), and, in connection therewith, shall have timely provided any and all information requested by the staff of the NASDAQ Listing Qualifications Department and (ii) NASDAQ shall not have issued a Public Reprimand Letter, a Delisting Determination or any other objection or citation with respect to the transactions contemplated by the Transaction Documents, including the potential issuance of the Conversion Stock pursuant to NASDAQ Listing Rule 5250(e)(2), within any applicable notice period in respect thereof; and (g) the number of individuals constituting the Board of Directors immediately prior to the Closing shall be no greater than six (6). Section 8.02 Conditions to the Corporation’s Obligations at Closing. The obligation of the Corporation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or, to the extent permitted by applicable Law, waiver by the Corporation) on or before the Closing of each of the following conditions (any of which may, to the extent permitted by applicable Law, be waived in writing by the Corporation, in whole or in part): (a) the representations and warranties of the Purchaser contained in Article IV shall be true and correct as of the Closing Date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder (disregarding any references to “material”, “materially”, “material

33 respects” and all other similar materiality qualifications therein); provided, however, that the text of any representation or warranty that refers to a specific date (including the date of this Agreement) shall be deemed to continue to refer to such date; (b) the Purchaser shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing; (c) the Purchaser shall have delivered to the Corporation all Transaction Documents, certificates, instruments and other deliverable items required to be delivered pursuant to Section 2.04; and (d) (i) no order, writ, injunction, judgment, settlement, award or decree (whether preliminary or permanent) issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement or the other Transaction Documents (brought by any Person that is not an Affiliate of the Corporation) shall be in effect; (ii) no action, suit, claim, investigation or proceeding shall have been instituted or threatened by any Governmental Authority that would reasonably be expected to restrain or prohibit the consummation of the transactions contemplated by this Agreement or the other Transaction Documents; and (iii) no Law shall have been promulgated or enacted by any Governmental Authority that would prevent or make illegal the consummation of the transactions contemplated by this Agreement or the other Transaction Documents. ARTICLE IX TERMINATION Section 9.01 Termination of the Agreement Prior to Closing. This Agreement may be terminated at any time prior to the Closing: (a) by either the Corporation or the Purchaser if the Closing shall not have occurred by May 31, 2013 through no fault of the party seeking to terminate; or (b) by the mutual written consent of the Corporation and the Purchaser. Section 9.02 Effect of Termination Prior to Closing. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach of this Agreement. [Signature page follows.]